FORM OF
                           ONLINE EDUCATIONAL SERVICES
                             DISTRIBUTION AGREEMENT


                  This Agreement is made as of the _____ day of _____, ____, by and between University Online, Inc., a Delaware corporation with its principal place of business located at 105 W. Broad Street, Falls Church, Virginia ("UOL") and _________________________, a ____________________, with its principal place of  business  at _______________________________________________________________
("Distributor").

                                    Recitals

A. UOL is in the business of developing, publishing and distributing multimedia educational software for continuing education, including but not limited to courses such as business writing, managing business priorities and financial management (the "Online Products").

B. Distributor is a company engaged in providing information to an established clientele and market to whom Distributor markets its products.

C. UOL and Distributor desire to enter into an agreement pursuant to which UOL will grant to Distributor non-exclusive rights to distribute the Online Products to Distributor's clients, all as set forth herein.


NOW, THEREFORE, the parties hereto agree as follows:

1.       Online Products

         1.1 UOL hereby grants to Distributor for the term of and pursuant to this Agreement a non-exclusive right to provide to clients of Distributor access to the Online Products electronically in an online format through online time-sharing access equipment or by direct downloading via online access to remote processors.

         1.2 UOL shall coordinate and assume primary responsibility for the delivery of necessary text components for the Online Products licensed to Distributor's client end users.


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2.       Marketing and Distribution

         2.1 Distributor shall license and distribute the Online Products pursuant to this Agreement. Distributor shall permit each user to store, manipulate, analyze, reformat, print and display material contained in the Online Products only on a single personal computer under such user's direct control. Distributor shall not permit users to distribute or redistribute the Online Products or any such derived materials, in whole or in part, in any form or medium.

         2.2 Distributor agrees to use its best efforts to market and promote the Online Products as part of its course offerings, build market awareness of the Online Products and maximize use of the Online Products, all at its sole cost and expense. In addition, Distributor will use its best efforts to provide UOL with qualified leads for prospective customers beyond Distributor's client base and focused marketing activity.

         2.3 Distributor agrees to use the tradename and trade dress of UOL as UOL may direct in connection with Distributor's promotion and sale of the Online Products. UOL agrees to provide Distributor with adequate marketing supplies. UOL agrees that it shall not publish or distribute any advertising or promotional material using Distributor's name, trademark(s), service mark(s) or trade names without the prior written consent of Distributor, which consent may be withheld by Distributor in its sole discretion. In the event Distributor determines that a permitted use by UOL of Distributor's name, trademarks, service marks or trade names is or has become adverse to the business or reputation of Distributor, any or all of the then existing permitted uses may be withdrawn by written notice to UOL, and UOL shall take all reasonable steps to cease use of such materials as provided in such notice.


3.       Relationship of the Parties

         This Agreement does not create and shall not be deemed to constitute a partnership or joint venture between the parties and neither party nor any of its directors, officers, employees or agents shall by virtue of the performance of their obligations under this Agreement, be deemed to be an employee of the other party. Distributor hereby acknowledges and agrees that it is an independent contractor and not the agent or legal representative of UOL, and that any representation made or agreement executed by Distributor shall be Distributor's sole responsibility. The appointment of Distributor contained herein as a promoter and distributor of the Online Products does not constitute a grant of any specified territory or geographic area. UOL expressly reserves the right to market and solicit licensees or buyers directly, through other

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         distributors  and through any other channel of distribution at any time and from time to time, in its sole judgment, and Distributor will not be entitled to any commission or other compensation with respect to or on account of such transactions.


4.       Reports; Accounting, Billing and Collection; Royalties

         4.1 UOL shall prepare monthly reports to Distributor detailing the website activity of Distributor's client end users in a format that can be transferred to Distributor's individual development plan tracking mechanism or accessed online.

         4.2 UOL shall perform all necessary accounting, billing and collection with regard to all revenues from the Online Products distributed by Distributor.

         4.3 UOL shall pay Distributor a royalty on all revenues from Online Products through Distributor. The royalty amount and payment terms other than net ten days for each Online Product shall be as agreed between the parties pursuant to good faith negotiations and set forth in an addendum to this Agreement; in no event shall such royalties exceed ____ percent of the gross sales price of the Online Product.

         4.4 UOL shall maintain complete and accurate books and records of account regarding all matters under this Agreement in accordance with generally accepted accounting principles consistently applied. Distributor shall have the right, itself or through its authorized representative, to inspect such records on an annual basis to conduct an audit of matters covered by this Agreement. In the event such audit reveals a material understatement of revenues or a material underpayment to Distributor (such underpayment being presumptively material if a deviance of greater than 10% of the amount which Distributor should have been paid), then UOL shall have the right to confirm such audit results with its independent certified public accountants. If such an understatement is thereby confirmed, UOL shall immediately pay such sum to Distributor with interest thereon at the then prime rate and shall reimburse Distributor for the costs of such audit. If UOL's independent certified public accountants dispute the results of Distributor's audit, such dispute shall be referred to arbitration as provided in Section 7.3 below.


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5.       Term and Termination

         5.1 This Agreement will be in effect from the date hereof through the third anniversary thereof, unless sooner terminated pursuant to Section 5.2 or Section 5.3 below. At the expiration of the initial term, this Agreement shall be renewed automatically for one year terms.

         5.2 This Agreement may be terminated upon the occurrence of the breach of a material provision of this Agreement by either party which is not cured within thirty (30) days of written notice of such breach given to the breaching party; in such event the non-breaching party may terminate this Agreement on thirty (30) days written notice.

         5.3 Either party may terminate this Agreement at any time upon thirty (30) days prior written notice.


6.       Effect of Termination

         6.1 Upon the termination of this Agreement for any reason (at expiration of its term or pursuant to Section 5.2 or Section 5.3), Distributor's rights in respect of the Online Products shall forever terminate.

         6.2      The  termination of this Agreement  shall in no way affect the
                  continued   applicability  of  the  provisions  set  forth  in
                  Sections 7.1, 7.2 and 7.3.

7.       Other

         7.1      Indemnification.

                  (a) Each party shall defend, indemnify and hold harmless the other party and its officers, directors, owners and employees from and against any and all loss, liability, claims, damage, cost or expense (including attorneys' fees and costs) relating to or arising out of a breach of this Agreement by the indemnifying party, or any claims which, if true, would contradict any covenants, warranties or representations by the indemnifying party herein, provided that the indemnified party must give the indemnifying party prompt notice of any claims alleged to


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                           be covered  by this  indemnity  and the  indemnifying
                           party shall control defense and settlement of all third party claims hereunder.


                  (b) Each party ("Indemnifying Party") shall defend, indemnify and hold harmless the other party ("Indemnified Party") from any and all costs, liabilities or expenses, including reasonable attorneys' fees, arising out of or caused by any claims against the Indemnified Party by any third party in connection with the breach or alleged breach by the Indemnifying Party of any of its representations, warranties or agreements contained herein.

         7.2 Warranty Disclaimer and Liability Limitation. EACH PARTY HEREBY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, IN REGARD TO ANY INFORMATION, PRODUCT OR SERVICE FURNISHED BY IT HEREUNDER, INCLUDING WITHOUT LIMITATION ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY SHALL BE LIABLE UNDER ANY CIRCUMSTANCES FOR LOSS OF PROFITS OR ANY INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         7.3 Patent and Copyright. Except with respect to Online Products which originate from Distributor or its affiliates, UOL warrants that it owns or has acquired the rights to the Online Products which will be offered through Distributor pursusant to this Agreement. UOL agrees to defend, hold harmless and indemnify Distributor from and against any liability, claim, suit or proceeding brought against Distributor on the issue of infringement of any U.S. patent or copyright with regard to such Online Products provided by UOL.

         7.4 Assignability. This Agreement may not be assigned, sublicensed or transferred by either party without the prior written consent of the other party.

         7.5 Notices. All notices hereunder shall be given in writing at the addresses set forth above. The parties shall promptly notify each other in writing of any change in address. Notice given by express courier requiring signature upon delivery shall be deemed delivered on the day of receipt by the


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                  notified  party or someone  who  purports to sign on behalf of the notified party.

         7.6 Governing law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of ______, without regard to the choice of law rules of that State.

         7.7 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. It may be amended only with a writing signed by both parties.


                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

University Online, Inc.                 ______________________



By:___________________                  By:_____________________



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